FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
         ---------------------------------------------------------------
                                       AND
                                       ---
                                     WAIVER
                                     ------


         THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT AND WAIVER (this "Amendment"), dated as of March 30, 2001, is entered into among
(1) VDI MULTIMEDIA, a California corporation (the "Borrower"), (2) the Lenders party to the Credit Agreement referred to below and (3) UNION BANK OF CALIFORNIA, N.A., as administrative agent for such Lenders (in such capacity, the "Agent").


                                    RECITALS
                                    --------

         A. The Borrower, the Lenders and the Agent previously entered into that certain Second Amended and Restated Credit Agreement dated as of September 28, 2000 (the "Credit Agreement"). Capitalized terms used herein and not defined shall have the meanings assigned to them in the Credit Agreement.

         B. The Borrower has informed the Lenders that it is not in compliance with certain financial covenants for the period ended December 31, 2000. In addition, the Borrower has informed the Lenders that it will restate its financial statements for the quarter ended September 30, 2000, causing it to be out of compliance with certain financial covenants for the period ended on such date. The Borrower has requested that the Lenders waive the Events of Default caused by such noncompliance, as well as waive certain other defaults, and agree to certain amendments to the Credit Agreement. The Lenders have agreed to such amendments and waivers, in each case subject to the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

         SECTION 1. AMENDMENTS TO CREDIT AGREEMENT. Effective as of the date first set forth above, the Credit Agreement is hereby amended as follows:

         (a) In the definition of "Borrowing Base" contained in Section 1.1 of the Credit Agreement, the following sentence is added to the end thereof:

         "Notwithstanding the foregoing, for the purpose of calculating the Borrowing Base during the period from January 1, 2001 to December 31, 2001 only, an amount equal to the Repurchase Basket shall be subtracted from the aggregate principal amount of all Loans and Letters of Credit outstanding."

         (b) The definition of "EBITDA" in Section 1.1 of the Credit Agreement is amended in full to read as follows:

             "`EBITDA': for any period, for the fiscal quarter most recently ended and the immediately preceding three fiscal quarters, Net Income after eliminating extraordinary gains and losses, plus (i) provisions for income taxes, (ii) depreciation and amortization, (iii) Interest
         Expense and (iv) with respect to each quarter of fiscal year 2001 (whether used in calculating compliance as of the end of such fiscal quarter, or as of the end of any of the subsequent three fiscal quarters) up to $3,825,000 in One-Time Charges for the purposes of determining the ratio of Funded Debt to EBITDA and the Fixed Charge Ratio pursuant to Sections 6.1(a) and 6.1(b). Notwithstanding the foregoing, clause (iv) of the immediately preceding sentence will not apply to the Funded Debt to EBITDA ratio as used in calculating the Applicable Margin, any fees hereunder, or otherwise."

         (c) The definition of "Net Worth Requirement" in Section 1.1 of the Credit Agreement is amended in full to read as follows:

             "`NET WORTH REQUIREMENT': $33,400,000 as of September 30, 2000, $32,700,000 as of December 31, 2000, and as shall subsequently be increased on a quarterly basis by an amount equal to 90% of the Borrower's consolidated Net Income and 100% of the Borrower's and its Subsidiaries' New Equity less any and all amounts expended by the Borrower and its Subsidiaries for Permitted Repurchases in accordance with the provisions of this Agreement. The Net Worth Requirement shall not be reduced in the event that the Borrower's consolidated Net Income is a negative number."

         (d) The definition of "One-Time Charges" is added to Section 1.1 of the Credit Agreement in appropriate alphabetical order to read as follows:

             "`ONE-TIME CHARGES': with respect to the Borrower, accounting charges taken (a) with respect to the fiscal year ended December 31, 2000 of (i) up to $500,000 related to severance costs, (ii) up to $45,000 for the write-off of computer consulting services and labor costs, (iii) up to $1,650,000 for bad debt expense, (iv) up to $400,000 related to deferred financing charges (to the extent such amounts are not treated as extraordinary losses in the calculation of EBITDA), (v) up to $160,000 for the cost of stock options granted to certain consultants of Borrower in payment for their fees, (vi) up to $100,000 for loans and compensation payments made to former employees P. Grippaldi, R. Appell and K. Watt (which loans and payments shall not be considered usage of the basket set forth in Section 6.7(g); and (vii) up to $670,000 to account for the effect of adopting SEC staff accounting bulletin 101 and (b) with respect to the fiscal year ended December 31, 2001, up to $300,000 in compensation to former employee Larry Birstock."

         (e) The definition of "Permitted Acquisition" in Section 1.1 of the Credit Agreement is amended in full to read as follows:

             "`PERMITTED ACQUISITION': an Acquisition where (a) the Person whose assets or equity interest is being acquired has positive pro forma EBITDA during the twelve month period immediately prior to the closing of such Acquisition, (b) the Borrower and each Subsidiary shall be in full compliance with each financial covenant contained in this Agreement immediately prior to and upon the closing of the Acquisition,
         (c) with respect to an Acquisition involving aggregate cash and non-cash consideration less than or equal to $3,000,000, the Lenders have received at least ten Business Days Notice prior to the closing of the Acquisition and an executed Covenant Compliance Certificate, (d) with respect to any Acquisition involving aggregate cash and non-cash consideration exceeding $3,000,000, such Acquisition shall have received the approval of the Majority Lenders, which approval shall not be unreasonably withheld or delayed; and (e) with respect to an Acquisition involving a public company, such Acquisition shall not have been opposed by the board of directors of the target entity or otherwise be deemed by the Agent, in the exercise of the Agent's reasonable discretion, to be a hostile Acquisition; provided, however, that, notwithstanding the foregoing, the Borrower shall not consummate any Acquisition without the approval of each Lender prior to the Agent's receipt of the Borrower's financial statements for the period ending December 31, 2001."

         (f) The definition of "Permitted Repurchases" in Section 1.1 of the Credit Agreement is amended in full to read as follows:

             "`PERMITTED REPURCHASES': repurchases or redemptions of the Capital Stock of the Borrower in an aggregate amount not to exceed $678,000 on and after the Closing Date but prior to April 1, 2001."

         (g) The definition of "Repurchase Basket" in Section 1.1 of the Credit Agreement is amended in full to read as follows:

                  "`REPURCHASE BASKET':  $678,000."

         (h) The first paragraph of Section 2.1(a) is amended to read in full as follows:

             "(a) Subject to the terms and conditions hereof, each Lender having a Loan Commitment severally agrees to (i) make loans on a revolving credit basis through its Applicable Lending Office to the Borrower from time to time from and including the Restatement Date to but excluding the Loan Commitment Expiration Date (each a "Revolving Loan," and collectively, the "Revolving Loans") in accordance with the provisions of this Agreement and (ii) participate through its Applicable Lending Office in standby letters of credit issued for the account of the Borrower pursuant to Section 2.3 from time to time from and including the Restatement Date to but excluding the Loan Commitment Expiration Date (each a "Letter of Credit," and collectively, the "Letters of Credit"); provided, however, that the sum of (A) the aggregate principal amount of all Revolving Loans outstanding, (B) the aggregate Letter of Credit Amount of all Letters of Credit outstanding, and (C) the aggregate amount of unreimbursed drawings under all Letters of Credit shall not exceed the lesser of the Aggregate Commitment or the Borrowing Base (except as set forth in Section 2.5(d)) at any time; and provided further, that the sum of (x) the aggregate Letter of Credit Amount of all Letters of Credit outstanding and (y) the aggregate amount of unreimbursed drawings under all Letters of Credit shall not exceed $1,000,000 at any time. Within the limits of each Revolving Loan Lender's Loan Commitment, the Borrower may borrow, have Letters of Credit issued for the Borrower's account, prepay Revolving Loans, reborrow Revolving Loans, and have additional Letters of Credit issued for the Borrower's account after the expiration of previously issued Letters of Credit."

         (i) In Section 2.5(d), the following parenthetical is added immediately following the word "Borrowing Base": "(after taking into account the final sentence of such definition)".

         (j)  Clause  (iv)  of  Section  3.21  is  deleted  and  replaced   with
"[Intentionally Omitted]".

         (k)  Clause  (iv)  of  Section  5.9  is  deleted  and   replaced   with
"[Intentionally Omitted]".

         (l) In Section 6.1(b), the table set forth therein is amended in its entirety to read as follows:

                                    Period                             Ratio
                                    ------                             -----


         Restatement Date to March 30, 2001                            1.35:1

         March 31, 2001 to June 29, 2001                               1.25:1

         June 30, 2001 to December 30, 2001                            1.35:1

         December 31, 2001 to December 30, 2002                        1.50:1

         December 31, 2002 to Loan Commitment Expiration Date          1.80:1

         (m) A new sentence is added to the end of Section 6.6 to read as follows:

             "Notwithstanding any provision herein to the contrary, neither the Borrower nor any Subsidiary shall repurchase any of its Capital Stock without the prior approval of each Lender."

         (n) Section 6.13 is amended to read in full as follows:

             "6.13 CERTAIN ACCOUNTING CHANGES. The Borrower shall not change any accounting methodology or policy respecting to the calculation of the value of its Operating Machinery and Equipment without the prior consent of the Majority Lenders. Notwithstanding the foregoing, the Borrower shall be permitted to, as an accounting correction in connection with the restatament of its financial statements for fiscal year 2000, expense costs relating to repair and maintenance contracts."

         SECTION 2. ADDITIONAL AMENDMENT TO THE CREDIT AGREEMENT. Effective as of January 1, 2001, the Credit Agreement is hereby amended to substitute the attached Schedule 2.8 for Schedule 2.8 to the Credit Agreement. The Borrower's Funded Debt to EBITDA ratio was greater than 2.00:1.00 for the fiscal year ended December 31, 2000. Accordingly, for the period beginning January 1, 2001, the Applicable LIBOR Margin shall be deemed to be 2.75% and the Applicable Base Rate Margin shall be deemed to be 1.00%.

         SECTION 3. WAIVERS.

         (a) Prior to the amendments contemplated hereby, Section 2.5(d) of the Credit Agreement provides that if at any time the aggregate principal amount of all Loans and Letters of Credit outstanding exceeds the Borrowing Base, the Borrower shall immediately, without notice or request by the Agent, prepay the Loans (together with accrued interest to the date of prepayment on the principal amount prepaid) in an aggregate amount equal to such excess. The aggregate principal amount of all Loans and Letters of Credit outstanding exceeded the Borrowing Base (i) during December 2000 by up to $58,000, (ii) during January 2001 by up to $504,000 and (iii) during February 2001 by up to $504,000 and, in each case, the Borrower failed to make such prepayment. As a result of such noncompliance, an Event of Default has occurred and is continuing under the Credit Agreement. At the Borrower's request, the Lenders agree to waive such Event of Default, subject to the terms and conditions set forth herein.

         (b) Section 5.1(c) of the Credit Agreement requires that the Borrower deliver to the Agent, with sufficient copies for each Lender, within 30 days of the end of each month a report in form reasonably satisfactory to the Agent providing information with respect to the Borrower's Accounts Receivable agings. The Borrower has failed to provide such information for the months ended January 31, 2001 and February 28, 2001. As a result of such noncompliance, an Event of Default has occurred and is continuing under the Credit Agreement. At the Borrower's request, the Lenders agree to waive such Event of Default, subject to the terms and conditions set forth herein; provided that, such waiver shall be null and void, and an Event of Default shall immediately occur hereunder without notice or grace period, if the January 31, 2001 report is not received by March 30, 2001 or the February 28, 2001 report is not received by April 13, 2001.

         (c) Section 5.13 of the Credit Agreement requires that the Borrower, on the twentieth Business Day of each month, shall provide to the Agent a Borrowing Base Certificate dated as of the first Business Day of such month. The Borrower has failed to provide such information dated as of January 1, 2001, February 1, 2001 and March 1, 2001. As a result of such noncompliance, an Event of Default has occurred and is continuing under the Credit Agreement. At the Borrower's request, the Lenders agree to waive such Event of Default, subject to the terms and conditions set forth herein; provided that, such waiver shall be null and void, and an Event of Default shall immediately occur hereunder without notice or grace period, if (i) the January 1, 2001 and February 1, 2001 reports are not received by March 30, 2001 or (ii) the March 1, 2001 report is not received by April 13, 2001.

         (d) Section 6.1(a) of the Credit Agreement requires that the ratio of Funded Debt to EBITDA not exceed 2.50:1.00 for the period ended December 31, 2000. The Borrower's ratio of Funded Debt to EBITDA for such period was 2.56:1.00. As a result of such noncompliance, an Event of Default has occurred and is continuing under the Credit Agreement. At the Borrower's request, the Lenders agree to waive such Event of Default, subject to the terms and conditions set forth herein.

         (e) Section 6.1(b) of the Credit Agreement requires that the Fixed Charge Ratio not be less than 1.35:1 as of September 30, 2000 and December 31, 2000, calculated on a cumulative four quarter rolling basis for the present fiscal quarter and the three immediately preceding fiscal quarters. The Fixed Charge Ratio for such periods was 1.27:1.00 and 0.89:1.00, respectively. As a result of such noncompliance, an Event of Default has occurred and is continuing under the Credit Agreement. At the Borrower's request, the Lenders agree to waive such Event of Default, subject to the terms and conditions set forth herein.

         (f) Prior to the amendments contemplated hereby, Section 6.1(c) of the Credit Agreement requires that the Borrower's Net Worth not be less than $35,250,646 as of September 30, 2000, and $35,551,449 as of December 31, 2000.
The Borrower's Net Worth was $33,627,200, as of September 30, 2000, and $33,153,457 as of December 31, 2000. As a result of such noncompliance, an Event of Default has occurred and is continuing under the Credit Agreement. At the Borrower's request, the Lenders agree to waive such Event of Default, subject to the terms and conditions set forth herein.

         The foregoing waivers are given in this instance only. The foregoing waivers shall not be construed as waivers of or consents to any violation of, or deviation from, any other term or condition of the Credit Agreement or any other Loan Document, nor shall such waivers be construed to evidence the willingness of the Agent or the Lenders to give any other or additional waiver, whether in similar or different circumstances.

         SECTION 4. CONDITIONS PRECEDENT. This Amendment shall become effective as of the date first set forth above upon receipt by the Agent of the following:

         (a) this Amendment, duly executed by the Borrower and the Majority Lenders;

         (b) evidence of the Guarantors' consent to this Amendment, in form and substance satisfactory to the Agent;

         (c) a non-refundable amendment fee of $225,000, payable to the Agent in immediately available funds, to be shared pro rata by each Lender executing this Amendment, which fee shall be deemed earned in full upon execution of this Amendment;

         (d) $34,000 payable to the Agent in immediately available funds, for payment of appraisal fees incurred to T/A Appraisers;

         (e) resolutions of the board of directors of the Borrower, authorizing this Amendment, certified by an appropriate officer of the Borrower;

         (f) such other documents, agreements and opinions that the Agent or any Lender may request.

         SECTION 5. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         (a) Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to "the Credit Agreement," "thereunder," "thereof," or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended hereby.

         (b) Except as specifically amended herein, the Credit Agreement and all other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

         (c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or the Lenders under the Credit Agreement or any other Loan Documents, nor constitute a waiver of any provision of the Credit Agreement or any other Loan Documents, except as specifically set forth herein.

         SECTION 6. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants, for the benefit of the Lenders and the Agent, as follows: (i) the Borrower has al requisite power and authority under applicable law and under its charter documents to execute, deliver and perform this Amendment, and to perform the Credit Agreement as amended hereby; (ii) all actions, waivers and consents (corporate, regulatory and otherwise) necessary or appropriate for the Borrower to execute, deliver and perform this Amendment, and to perform the Credit Agreement as amended hereby, have been taken and/or received; (iii) this Amendment, and the Credit Agreement, as amended by this Amendment, constitute the legal, valid and binding obligation of the Borrower enforceable against it in accordance with the terms hereof; and (iv) each of the Borrower's representations and warranties set forth in the Credit Agreement and the other Loan Documents is true and correct as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date.

         SECTION 7. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

         SECTION 8. GOVERNING LAW. This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of California (without reference to its choice of law rules).

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                     VDI MULTIMEDIA


                                     By:
                                                              --------------------------------------------

                                     Name:
                                                              --------------------------------------------

                                     Title:
                                                              --------------------------------------------


                                     UNION BANK OF CALIFORNIA, N.A.,

                                     as Agent and a Lender


                                     By:
                                                              --------------------------------------------

                                     Name:
                                                              --------------------------------------------

                                     Title:
                                                              --------------------------------------------


                                     SANWA BANK CALIFORNIA, as a Lender


                                     By:
                                                              --------------------------------------------

                                     Name:
                                                              --------------------------------------------

                                     Title:
                                                              --------------------------------------------


                                     U.S. BANK NATIONAL ASSOCIATION, as a Lender

                                     By:
                                                              --------------------------------------------

                                     Name:
                                                              --------------------------------------------

                                     Title:
                                                              --------------------------------------------

                                                                   SCHEDULE 2.8

                                APPLICABLE MARGIN



Funded Debt/EBITDA         Applicable LIBOR Margin            Applicable Base Rate Margin

     >2.00                           2.75%                               1.00%

 >1.50 but <2.00                     2.50%                               0.75%

     <1.50                           2.25%                               0.50%


                                       8